UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 7, 2006
TWEEN BRANDS, INC.
(Exact Name of Registrant as specified in its charter)

Delaware	1-14987	31-1333930

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)
8323 Walton Parkway
New Albany, Ohio 43054
(614) 775-3500
(Address, including zip code, and telephone number
including area code of Registrant’s
principal executive offices)
Too, Inc.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
(a) Effective July 7, 2006, Tween Brands, Inc., formerly known as Too, Inc. (the “Company”), merged a newly formed, wholly owned subsidiary with and into the Company, and changed the Company’s legal name to “Tween Brands, Inc.” as a result thereof. Pursuant to Section 253 of the General Corporation Law of Delaware, such merger had the effect of amending the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to reflect the new legal name of the Company. The name change does not affect the rights of the stockholders of the Company. There were no other changes to the Company’s Certificate of Incorporation. A copy of the Certificate of Ownership and Merger, as filed with the Delaware Secretary of State on July 7, 2006, is attached hereto as Exhibit 3.1 and is incorporated herein by reference.
     The Company will begin trading on the New York Stock Exchange under the ticker symbol “TWB” on July 10, 2006. The new CUSIP number is 901166 10 8.
     On July 10, 2006, the Company issued a press release announcing the transaction described above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Ownership and Merger, as filed on July 7, 2006, with the Delaware Secretary of State.

99.1	Press Release, dated July 10, 2006, entitled “Too Inc. Completes Name Change to Tween Brands Inc.; Begins Trading Under Ticker Symbol “TWB”.”

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWEEN BRANDS, INC.

Date: July 10, 2006	By:	/s/ Poe A. Timmons

Poe A. Timmons Senior Vice President and Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Ownership and Merger, as filed on July 7, 2006, with the Delaware Secretary of State.

99.1	Press Release, dated July 10, 2006, entitled “Too Inc. Completes Name Change to Tween Brands Inc.; Begins Trading Under Ticker Symbol “TWB”.”

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